UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2005

PARALLEL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware,

(State or other jurisdiction of incorporation)

0-13305	75-1971716
(Commission file number)	(IRS employer identification number)
1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 684-3727

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into Material Definitive Agreement.

Incentive and Retention Plan.

On August 23, 2005, the Compensation Committee of the Board of Directors of Parallel Petroleum Corporation approved and adopted amendments to the Company’s incentive and retention plan (the “Plan”) for Parallel’s officers and employees. On that same date, the Board of Directors approved the Plan amendments upon recommendation by the Committee.

Generally, the Plan was amended to provide for 400,000 “additional base shares” with an associated “additional base price” of $8.62 per share.

The following is a summary of the material features of the Plan, as amended. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Plan, as amended, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Purpose

The purpose of the Plan is to advance the interests of Parallel and its stockholders by providing officers and employees with incentive bonus compensation which is linked to a corporate transaction. As defined in the Plan, a corporate transaction means:

.

an acquisition of Parallel by way of purchase, merger, consolidation, reorganization or other business combination, whether by way of tender offer or negotiated transaction, as a result of which Parallel’s outstanding securities are exchanged or converted into cash, property and/or securities not issued by Parallel;

.	a sale, lease, exchange or other disposition by Parallel of all or substantially all of its assets;
.	the stockholders of Parallel approving a plan or proposal for the liquidation or dissolution of Parallel; or
.	any combination of any of the foregoing.

The Plan also recognizes the possibility of a proposed or threatened transaction and the need to be able to rely upon officers and employees continuing their employment, and that Parallel be able to receive and rely upon their advice as to the best interests of Parallel and its stockholders without concern that they might be distracted by the personal uncertainties and risks created by any such transaction. In this regard, the Plan also provides for a retention payment upon the occurrence of a change of control, as defined below.

Eligibility

All members of Parallel’s “executive group” are participants in the Plan. For purposes of the plan, the “executive group” includes all executive officers of Parallel and any other officer employee of Parallel selected by the Compensation Committee in its sole discretion. In addition, the Committee may designate other non-officer employees of Parallel as participants in the Plan who will also be eligible to receive a performance bonus upon the occurrence of a corporate transaction or a retention payment upon the occurrence of a change of control.

Performance and Retention Payments

Generally, the Plan provides for cash payments of:

.	a one-time performance bonus to eligible officers and employees upon the occurrence of a corporate transaction; or
.

a one time retention payment upon a change of control of Parallel. A change of control is generally defined as the acquisition of beneficial ownership of 60% or more of the voting power of Parallel’s outstanding voting securities by any person or group of persons, or a change in the composition of the Board of Directors of Parallel such that the individuals who, at the effective date of the Plan, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

The amount of these payments depends on future prices of Parallel’s common stock, which is undeterminable until a triggering event occurs. In the case of a corporate transaction, the total cash obligation for performance bonuses is equal to the sum of (a) the per share price received by all stockholders minus a base price of $3.73 per share, multiplied by 1,080,362 base shares, plus (b) the per share price received by all stockholders minus an “additional base price” of $8.62 per share, multiplied by 400,000 “additional base shares”. As an example, if the stockholders of the company received a per share price of $12.00 in a merger, tender offer or other corporate transaction, the total cash performance bonuses payable to all Plan participants would be the sum of [(12.00 – 3.73) x 1,080,362], plus [(12.00 – 8.62) x 400,000], or $10,286,593.

If a change of control occurs, the total cash retention payments to all Plan participants would be equal to the sum of (a) the per share closing price of Parallel’s common stock on the day immediately preceding the change of control minus the base price of $3.73 per share, multiplied by 1,080,362, plus (b) the per share closing price of Parallel’s common stock on the day immediately preceding the change of control minus an “additional base price” of $8.62 per share, multiplied by 400,000.

If a corporate transaction or change of control occurs, the Compensation Committee will allocate for payment to each member of the executive group such portion of the total performance bonus or retention payment as the Compensation Committee determines in its sole discretion. After making these allocations, if any part of the total performance bonus or retention payment amount remains unallocated, the Compensation Committee may allocate any remaining portion of the performance bonus or retention payment among all other participants in the Plan. After all allocations of the performance bonus have been made, each participant’s proportionate share of the performance bonus or retention payment will be paid in a cash lump sum.

Parallel’s ultimate liability under the Plan is not readily determinable because of the inability to predict Parallel’s stock price on the future date of any corporate transaction or change of control. No liability will be recorded until such time as a corporate transaction or change of control becomes probable and the amount of the liability becomes determinable. The occurrence of a change of control or a corporate transaction could have a negative impact on Parallel’s financial condition and results of operation, depending upon the price of Parallel’s common stock at the time of a change of control or corporate transaction.

Unfunded Obligation

The Plan is entirely unfunded and the Plan makes no provision for segregating any of Parallel’s assets for payment of any amounts under the Plan.

Rights Nontransferable

A participant’s rights under the Plan are not transferable.

Administration

The Plan is administered by the Compensation Committee of the Board of Directors of Parallel. The Committee has the power, in its sole discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan. The Compensation Committee has the authority to control and manage the operation and administration of the Plan and has the power to:

.	designate the officers and employees of Parallel and its subsidiaries who participate in the Plan, in addition to the “executive group”
.	maintain records and data necessary for proper administration of the Plan;

.	adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan;
.	enforce the terms of the Plan and the rules and regulations it adopts;
.	employ agents, attorneys, accountants or other persons; and
.	perform any other acts necessary or appropriate for the proper management and administration of the Plan.

Termination

The Plan automatically terminates and expires on the date participants receive a performance bonus or retention payment.

Accounting Treatment

Parallel accounts for the Plan under the provisions of Statement of Financial Accounting Standards No. 5, Accounting for Contingencies (“SFAS No. 5”). Under the provisions of SFAS No. 5, recognizing loss contingencies as liabilities in Parallel’s financial statements is dependent upon the likelihood of an event or events occurring or not occurring in the future. SFAS No. 5 further stipulates that the likelihood of loss contingencies occurring should be categorized as either probable, possible, or remote. If the likelihood of the event occurring or not occurring is determined to be probable and the amount of the liability is readily determinable, Parallel will record the liability and related expense in the financial statements. If the likelihood of an event occurring or not occurring is determined to be possible, disclosure will only be made of the contingency in the notes to Parallel’s financial statements. If the likelihood of an event occurring or not occurring is determined to be remote, no disclosure will be made. Parallel has determined that the likelihood of the occurrence of a corporate transaction or change of control, as defined in the Plan, is possible, and the ultimate liability to Parallel is not readily determinable because of the inability to predict Parallel’s stock price on the future date of any corporate transaction or change of control. Therefore, the terms and conditions of the Plan are disclosed in Parallel’s financial statements, but no liability will be recorded until such time as a corporate transaction or a change of control becomes probable and the amount of the liability becomes determinable.

A copy of the Plan, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Stock Option Grants.

Directors who are not employees of Parallel are eligible to participate in Parallel’s 1997 Non-Employee Directors Stock Option Plan (the “1997 Plan”) and the 2001 Non-Employee Directors Stock Option Plan (the “2001 Plan”). The 1997 Option Plan was approved by Parallel’s stockholders at the annual meeting of stockholders held in May 1997, and the 2001 Plan was approved by Parallel’s stockholders at the annual meeting of stockholders held in June 2001. On August 23, 2005, Dewayne E.

Chitwood and Ray M. Poage were each granted an option to purchase 50,000 shares of common stock under the 1997 Plan; Jeffrey G. Shrader was granted an option to purchase 50,000 shares of common stock under the 2001 Plan; and Martin B. Oring was granted an option to purchase 25,000 shares under the 1997 Plan and an option to purchase 25,000 shares under the 2001 Plan. All of the options have an exercise price of $12.27, the fair market value of the common stock on the date of grant. The options are exercisable in five equal annual installments commencing on August 23, 2006. The options expire ten years from the grant date.

The purchase price of shares as to which an option is exercised must be paid in full at the time of exercise in cash, by delivering to Parallel shares of stock having a fair market value equal to the purchase price, or a combination of cash and stock.

After giving effect to these option grants, no shares are available for future option grants under the 2001 Plan and 17,500 shares remain available for future option grants under the 1997 Plan.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
	Exhibit No.	Description

10.1	Parallel Petroleum Corporation

Incentive and Retention Plan, as

amended August 23, 2005

10.2	Form of Nonstatutory Stock Option

Agreement for Options Granted under the

1997 Non-Employee Directors Stock Option

Plan and 2001 Non-Employee Directors

Stock Option Plan

10.3	1997 Non-Employee Director Stock

Option Plan

10.4	2001 Non-Employee Director Stock

Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 29, 2005

PARALLEL PETROLEUM CORPORATION

By:	/s/ Larry C. Oldham

Larry C. Oldham, President and Chief

Executive Officer